Exhibit 23


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Publix Super Markets, Inc.:

We consent to the incorporation by reference in the registration statements
No. 033-55867, No. 333-62705 and No. 333-63544) on Form S-8 of Publix Super
Markets, Inc. of our reports dated February 26, 2007, with respect to the consolidated balance sheets of Publix Super Markets,Inc. as of December 30, 2006 and December 31, 2005, and the related consolidated statements of earnings, comprehensive earnings, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended December 30, 2006, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 30, 2006 and the effectiveness of internal control over financial reporting as of December 30, 2006, which reports appear in the December 30, 2006 Annual
Report on Form 10-K of Publix Super Markets, Inc.

Our report refers to the adoption of Statement of Financial Accounting Standard No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" as of December 30, 2006.

KPMG LLP

February 26, 2007
Tampa, Florida
Certified Public Accountants